SCHEDULE 14A INFORMATION
                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934.


                               (Amendment No. )


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                        Provident Bankshares Corporation

                (Name of Registrant as Specified In Its Charter)


                             Mid-Atlantic Investors

    (Name of Person(s) Filing Proxy Statement if other than the Registrant)


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
Press Release

For More Information, Call:

Jerry Shearer                                           For Release 9:00 AM EST
Mid-Atlantic Investors                                        February 15, 2000
(803) 749-7888

                        Mid-Atlantic Investors Discloses
                  Its Ownership Position in PBKS And Announces
             It Will Pursue A "Sell The Bank" Shareholder Proposal

         Mid-Atlantic Investors ("Mid-Atlantic") announced that it had submitted a "Sell the Bank" shareholder proposal to Provident Bankshares Corporation (Nasdaq: PBKS) for a vote by shareholders at the Company's next annual meeting.

         Mid-Atlantic also announced that Mid-Atlantic, and its partners and affiliates, had filed a joint Schedule 13-D with the Securities and Exchange Commission disclosing that their collective ownership in the Company had increased to 5.4% of outstanding shares, up from their collective ownership of about 3.0% at last year's annual meeting.

         Mid-Atlantic stated that it believed that the stockholders of the Company would be better off if a sale of the Company were to occur in the near future. Jerry Shearer, managing partner of Mid-Atlantic, stated that
"Mid-Atlantic's `Sell The Bank' shareholder proposal will be on the Company's proxy card and that Mid-Atlantic will be issuing its own proxy material as well. Shareholders will have a clear, and unambiguous, opportunity to make their wishes known concerning the Company's future."

         Shearer added: "Management's 1999 earnings release on January 19 and the market's prompt reaction to those earnings with a sell-off of more than two million shares, resulting in a decline in market price from $16.63 on January 18 to an intra-day low of $13.88 on January 25, further underscores Mid-Atlantic's belief and opinion that shareholders would be better served by a sale of the Company to a more efficiently run financial institution."

         The joint Schedule 13-D is publicly available on the web site of the Securities and Exchange Commission at http://www.sec.gov. The joint Schedule 13-D identifies each of the participants and gives a description of their interests. Provident shareholders are advised to read Mid-Atlantic's proxy statement when it is available because it will contain important information. Shareholders will be able to get Mid-Atlantic's proxy statement, and other relevant documents, for free at the web site of the Securities and Exchange Commission. Shareholders will also be able to obtain a copy of Mid-Atlantic's proxy statement from Mid-Atlantic by writing to Mid-Atlantic at Post Office Box 7574, Columbia, SC 29202.

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